UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Coupons.com Incorporated

(Name of Registrant as Specified In Its Charter)

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COUPONS.COM INCORPORATED

400 LOGUE AVENUE

MOUNTAIN VIEW, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, June 11, 2015

TO THE HOLDERS OF COMMON STOCK OF COUPONS.COM INCORPORATED:

The Annual Meeting of Stockholders of Coupons.com Incorporated, a Delaware corporation (“Coupons.com”), will be held on Thursday, June 11, 2015, at 10:00 a.m. Pacific Time, at Coupons.com’s headquarters located at 400 Logue Avenue, Mountain View, California, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Coupons.com has fixed the close of business on April 24, 2015 as the record date for the Annual Meeting. Only stockholders of record of our common stock at the close of business on April 24, 2015 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

If you have any questions regarding this information or the proxy materials, please visit our website at www.couponsinc.com or contact our investor relations department at (650) 605-4600 (option 7).

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Coupons.com and look forward to receiving your proxy.

By order of the Board of Directors,

Richard Hornstein

General Counsel and Vice President of Corporate Development

Mountain View, California

April 29, 2015

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek”, and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this proxy statement.

As used in this proxy statement, the terms “Coupons.com,” “we,” “us,” and “our” mean Coupons.com Incorporated and its subsidiaries unless the context indicates otherwise.

COUPONS.COM INCORPORATED

400 Logue Avenue

Mountain View, CA 94043

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, June 11, 2015 at 10:00 a.m. PDT

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders to be held at 10:00 a.m. PDT on Thursday, June 11, 2015, and any postponements or adjournments thereof, which we refer to as the Annual Meeting. The Annual Meeting will be held at Coupons.com’s headquarters located at 400 Logue Avenue, Mountain View, California 94043. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 29, 2015. Our annual report for the year ended December 31, 2014 is enclosed with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of two Class I directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

•	any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the election of Steve Horowitz and David E. Siminoff, as Class I directors; and

•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 24, 2015, the record date, may vote at the Annual Meeting. As of the record date, we had 82,757,646 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Coupons.com will be entitled to one vote for each share of common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials were forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name holders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

•	vote by Internet— visit http://www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 10, 2015 (have your proxy card in hand when you visit the website)

•	vote by telephone— call toll-free at 1-800-PROXIES (1-800-776-9437) (have your proxy card in hand when you call); or

•	vote by mail —simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

Street name holders may submit their voting instructions by Internet or telephone using the information provided by their respective brokers or other nominees and may complete and mail voting instruction forms to their respective brokers or nominees. However, street name holders may not vote by written ballot at the Annual Meeting unless they obtain a legal proxy from their respective brokers or nominees. As discussed above, street name holders may not vote their shares in person at the Annual Meeting unless first obtaining a legal proxy from their respective brokers or nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone (until 11:59 p.m. Eastern Time on June 10, 2015);

•	returning a later-dated proxy card so that it is received prior to the Annual Meeting;

•	notifying the Secretary of Coupons.com, in writing, at the address listed on the front page; or

•	completing a written ballot at the Annual Meeting.

Street name holders may change their voting instructions by submitting new instructions by Internet or by telephone or returning a later-dated voting instruction form to their respective brokers or nominees. In addition, street name holders who obtain a legal proxy from their respective brokers or nominees may change their votes by completing a ballot at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 9:30 a.m. PDT and the meeting will begin at 10:00 a.m. PDT. On the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport. Street name holders will also be required to present proof of beneficial ownership as of April 24, 2015, the record date, such as your most recent account statement reflecting your stock ownership prior to April 24, 2015, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Steven R. Boal and Richard Hornstein have been designated as proxies by our Board of Directors. When proxy votes are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Bylaws (our “Bylaws”), and Delaware state law. The presence, in person or by proxy, of a majority of the voting power of the shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•	Proposal No. 1: The election of directors requires a plurality of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (including as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

•	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus have the same effect as a vote “AGAINST” the proposal.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Coupons.com. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2). Your broker will not have discretion, absent direction from you, to vote on the election of directors (Proposal No. 1), which is considered a “non-routine” matter.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the Securities and Exchange Commission (“SEC”) has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at the following address:

Coupons.com Incorporated

Attention: Investor Relations

400 Logue Avenue

Mountain View, California 94043

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Coupons.com or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 31, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Coupons.com Incorporated

Attention: Investor Relations

400 Logue Avenue

Mountain View, California 94043

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2016 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 12, 2016; and

•	not later than the close of business on March 11, 2016.

In the event that we hold our 2016 Annual Meeting of Stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors have the authority to establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of five members. Our Amended and Restated Certificate of Incorporation (our “Restated Certificate”) and our Bylaws provide for a classified Board of Directors consisting of three classes of directors, with directors serving staggered three-year terms.

Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year term. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The initial class of each director is set forth in the table below.

The nominees and the directors who are serving for terms that end following the Annual Meeting, and their ages, occupations and length of board service as of April 15, 2015, are provided in the table below. Additional biographical descriptions of each nominee and director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of our nominees and directors that led to the conclusion that each person should serve as a member of our Board of Directors.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
Steve Horowitz	I	47	Nominee	N/A	N/A	2018
David E. Siminoff	I	50	Director	2010	2015	2018

Continuing Directors
Steven R. Boal	II	49	President, Chief Executive Officer and Director	1998	2016	—
Dawn Lepore	II	60	Director	2012	2016	—
Andrew Jody Gessow	III	57	Director	2013	2017	—

Nominees for Director

Steve Horowitz will join the Board immediately prior to the 2015 Annual Meeting. Mr. Horowitz has served as Vice President of Engineering at Snapchat, Inc., a photo messaging application, since January 2015. Before joining Snapchat, Mr. Horowitz served as Senior Vice President of Engineering at Motorola Mobility, LLC, a mobile device company, from December 2012 through January 2015. From January 2009 through December 2012, Mr. Horowitz served as Chief Technology Officer for the Company. Prior to that he worked at Google, Microsoft and Apple. Mr. Horowitz holds a Bachelor of Arts degree from the University of Michigan, Ann Arbor. We have determined that Mr. Horowitz is qualified to serve as a member of our Board of Directors because of his significant industry and company experience.

David E. Siminoff has served on our Board of Directors since December 2010. Mr. Siminoff is the Founder and has been Chief Creative Officer at Shmoop University, Inc., an educational digital publication company, since December 2008 and was Chief Investment Officer and Co-Portfolio Manager at Thompson Peak Capital, LLC from January 2009 to December 2011. From February 2007 to November 2008, Mr. Siminoff was a partner at Venrock, a venture capital firm. Mr. Siminoff holds a B.A. from Stanford University, an M.F.A. from University of Southern California and an M.B.A. from Stanford Graduate School of Business. We have determined that Mr. Siminoff is qualified to serve as a member of our Board of Directors because of his substantial operational and financial expertise gained from holding executive positions at various technology companies and from his experience in the venture capital industry.

Continuing Directors

Steven R. Boal founded Coupons.com and has served as our President and Chief Executive Officer since our inception in 1998. Prior to founding Coupons, Mr. Boal served as Vice President of Business Development for Integral Development Corporation, a privately held financial software company. Mr. Boal holds a B.A. from the State University of New York at Albany. We have determined that Mr. Boal’s perspective, operational and historical expertise gained from his experience as our founder, President, Chief Executive Officer and one of our largest stockholders, make him a critical member of our Board of Directors.

Andrew Jody Gessow has served on our Board of Directors since May 2013. Mr. Gessow is currently a senior advisor and private equity investor at Divco West Real Estate Services, Inc., a real estate investment firm, which he joined in January 2012. From May 2007 through December 2011, Mr. Gessow was the West Coast Partner and Managing Director of One Equity Partners LLC, the private equity platform of J.P. Morgan Chase & Co. Previously, Mr. Gessow served as a member of the board of directors of Mandiant Corporation and the TV Guide Network. Mr. Gessow holds a B.B.A. in Business Administration from Emory University and an M.B.A. from Harvard University. We have determined that Mr. Gessow is qualified to serve as a member of our Board of Directors because of his experience in both managing and evaluating companies as an executive officer, board member and investor.

Dawn Lepore has served on our Board of Directors since February 2012. Ms. Lepore served as Interim Chief Executive Officer of Prosper Marketplace, Inc., an online peer-to-peer lending platform, from March 2012 to January 2013 and as Chairman and Chief Executive Officer of drugstore.com, inc., an online retailer of health and beauty care products from October 2004 until its sale to Walgreen Co. in June 2011. Ms. Lepore currently serves as a member of the board of directors of AOL Inc. and RealNetworks, Inc. Ms. Lepore previously served on the boards of directors of The TJX Companies, Inc. from 2013 to 2014, eBay Inc. from 1999 to January 2013, The New York Times Company from 2008 to 2011, drugstore.com, inc. from 2004 to 2011 and Wal-Mart Stores Inc. from 2001 to 2004. Ms. Lepore holds a B.A. from Smith College. We have determined that Ms. Lepore is qualified to serve as a member of our Board of Directors because of the breadth of her operational background and experience as an executive and director at a diverse range of online consumer, Internet technology and retail companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, or the Audit Committee, has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2015. During our year ended December 31, 2014, Ernst & Young LLP served as our independent registered public accounting firm.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Coupons.com and its stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by Ernst & Young LLP for professional services rendered with respect to the years ended December 31, 2013 and December 31, 2014. All of these services rendered since the formation of the Audit Committee were preapproved by the Audit Committee.

	2014	2013
Audit Fees(1)	$1,393,528	$2,538,367
Tax Fees(2)	15,001	70,315
All Other Fees(3)	1,655	1,995

TOTAL	$1,410,184	$2,610,677

(1)	“Audit fees” consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by our independent registered public accounting firm in connection with regulatory filings. The 2013 audit fees also include fees for professional services provided in connection with our initial public offering, including comfort letters, auditor consents and review of documents filed with the SEC.
(2)	“Tax fees” include fees for professional services related to tax advice. Tax advice fees encompass permissible services mainly related to technical tax advice related to federal and state income tax matters.
(3)	“All Other fees” include subscription services related to obtaining access to EY’s online accounting library.

Auditor Independence

Under its charter, the Audit Committee pre-approves all services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has determined that the fees paid to Ernst & Young LLP for services other than audit fees are compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures.

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or a member of the Audit Committee delegated by the Audit Committee) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF ERNST & YOUNG LLP.

DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed under the direction of our Board of Directors (the “Board”). Our Board currently consists of five members, three of whom qualify as “independent” under the listing standards of the New York Stock Exchange, or NYSE. The authorized number of directors may be changed only by resolution of our Board. This classification of our Board into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control of our Company or management.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Messrs. Gessow and Siminoff and Ms. Lepore do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE.

Risk Oversight

Our Board believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluates the risks inherent in significant transactions. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control(s) over financial reporting and disclosure controls and procedures. The Compensation Committee of our Board, or Compensation Committee, assists our Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee of our Board, or the Nominating and Corporate Governance Committee, is charged with assisting our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. The code is applicable to all of our directors, officers and employees. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent required by applicable rules and exchange requirements. The full text of our Code of Business Conduct and Ethics is posted under the “Governance” portion of the “Investor Relations” section on our website at http://investors.couponsinc.com/investor-relations/governance/default.aspx.

Board Leadership and Lead Independent Director

We believe that the structure of our Board of Directors and its committees provides strong overall management of our company. Although our Board of Directors has not formally designated a Chairman, Steven Boal, our President and Chief Executive Officer, acts in such capacity. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board of Directors and management to benefit from Mr. Boal’s leadership and years of experience as an executive in the technology industry. The Board of Directors believes that Mr. Boal’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

In addition, the independent directors of the Company meet in executive session without management on a regularly scheduled basis. Our Board of Directors has not formally designated a Lead Independent Director. The independent directors rotate chairing executive sessions as Lead Independent Director based upon such director’s expertise in the matters for Board discussion. The Lead Independent Director for each session serves as a liaison between our non independent directors and our independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Meetings of the Board of Directors

Our Board met five times and acted by written consent one time during 2014. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during 2014.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for 2014 for each of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Andrew Jody Gessow

Dawn Lepore

David E. Siminoff

= Chairperson	= Member

Effective upon and subject to the election of our Class I directors at the Annual Meeting, the composition of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is expected remain the same as it was in 2014.

Audit Committee

Our Audit Committee is comprised of Messrs. Gessow and Siminoff and Ms. Lepore, with Mr. Siminoff serving as our Audit Committee chairperson. Our Board has determined that all of the members of the Audit Committee possess the level of financial literacy and sophistication required under the listing standards of the NYSE, and that Mr. Siminoff is an audit committee financial expert as defined by SEC rules. Our Board has also determined that Messrs. Gessow and Siminoff and Ms. Lepore satisfy the independence requirements of Audit Committee members under the applicable rules and regulations of the SEC and the listing standards of the NYSE. Our Audit Committee met six times during 2014.

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent registered public accounting firm, all critical accounting policies and procedures;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and any certification, report, opinion or review rendered by our independent registered public accounting firm;

•	reviewing and investigating conduct alleged to be in violation of our code of conduct;

•	reviewing and approving related party transactions;

•	preparing the audit committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the NYSE. A copy of the Audit Committee charter is posted under the “Governance” portion of the “Investor Relations” section on our website at http://investors.couponsinc.com/investor-relations/governance/default.aspx.

Compensation Committee

Our Compensation Committee is comprised of Ms. Lepore and Mr. Siminoff, with Ms. Lepore serving as our Compensation Committee chairperson, each of whom satisfies the independence requirements under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In addition, each member of our Compensation Committee qualifies as a “non-employee director” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). Our Compensation Committee met five times during 2014.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving the following compensation for our Chief Executive Officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards, benefits and perquisites;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.

The Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the NYSE. A copy of the Compensation Committee charter is posted under the “Governance” portion of the “Investor Relations” section on our website at

http://investors.couponsinc.com/investor-relations/governance/default.aspx.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Ms. Lepore and Mr. Gessow, with Ms. Lepore serving as our Nominating and Corporate Governance Committee chairperson, each of whom satisfies the independence requirements under applicable rules and regulations of the SEC and the listing standards of the NYSE. Our Nominating and Corporate Governance Committee did not meet during 2014.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•	developing, recommending and reviewing corporate governance principles and a code of conduct applicable to us;

•	assisting our Board in its evaluation of the performance of our Board and each committee thereof; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the NYSE. A copy of the Nominating and Governance Committee charter is posted under the “Governance” portion of the “Investor Relations” section on our website at http://investors.couponsinc.com/investor-relations/governance/default.aspx.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies

Director Qualifications

The Nominating and Corporate Governance Committee also reviews and recommends to the Board for determination the desired qualifications, expertise and characteristics of Board members, with the goal of developing a diverse, experienced and highly qualified Board. The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the candidate’s field and ability to exercise sound business judgment;

•	skills that are complementary to those of the existing Board;

•	the ability to assist and support management and make significant contributions to the Company’s success;

•	an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities;

•	ability to read and understand financial statements and other financial information pertaining to Coupons.com;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under NYSE listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record holding at least three percent of the fully diluted capitalization of the Company continuously for at least twelve (12) months prior to the date of the submission of the recommendation can recommend a candidate for nomination to the Board by complying with our Bylaws and our Restated Certificate and applicable laws, rule and regulations, included those promulgated by the SEC. Any eligible stockholder who wishes to directly submit a nomination should review the requirements in Section 2.15 of the Bylaws on nominations by stockholders. Any recommendation or nomination should be sent in writing to the General Counsel, Coupons.com Incorporated, 400 Logue Avenue, Mountain View, California 94043. Submissions must include the full name of the proposed nominee, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Coupons.com, other information specified in our Bylaws, and evidence of the recommending stockholder’s ownership of Company stock in the amount and for the time period required. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Secretary at the principal executive offices of Coupons.com not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the calendar year 2015 Annual Meeting, for which such notice will be timely if delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date such meeting is first made). Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Non-Employee Director Compensation

In November 2013, the Board of Directors, upon the recommendation of our Compensation Committee, adopted a policy for the compensation for our non-employee directors, or the Outside Directors, effective as of our IPO. Outside Directors receive compensation in the form of equity granted under the terms of our 2013 Equity Incentive Plan (the “2013 Plan”), and cash, as described below:

Equity Compensation

Initial grant. On the date of our IPO, each Outside Director was, and for future Outside Directors upon appointment to our Board of Directors, each Outside Director is, granted a stock option with an estimated grant date fair value of $250,000 (the “Initial Option”). The shares underlying the Initial Option vest and, if applicable, become exercisable, as to 25% of the shares of our common stock subject to the options on each annual anniversary of the date of grant.

Annual award. On the date of each annual meeting of our stockholders, each Outside Director who has served on our Board of Directors for at least the preceding six months will be granted a stock option with an estimated grant date fair value of $150,000, or the Annual Option. All of the shares underlying the Annual Option will vest and become exercisable upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from the grant date, subject to continued service as a director through the applicable vesting date.

The exercise price per share of each stock option granted under the outside director compensation policy will be the fair market value of a share of our common stock, as determined in accordance with our 2013 Plan, on the date of the option grant. With respect to the Initial Option and Annual Option, the estimated grant date fair value will be computed in accordance with the Black-Scholes option valuation methodology or such other methodology our Board of Directors or Compensation Committee may determine.

Cash compensation. Each Outside Director receives an annual retainer of $30,000 in cash for serving on our Board of Directors.

The chairperson and members of the three standing committees of our Board are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	5,000	2,500

All cash retainers will be paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter. An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter will receive a prorated payment of the quarterly payment of the applicable annual cash retainer.

The following table provides information for the year ended December 31, 2014 regarding all compensation awarded to, earned by or paid to each person who served as an Outside Director for 2014.

Director Compensation — 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)
Andrew Jody Gessow	40,000		114,995.31	154,995.31
Dawn Lepore	52,500		114,995.31	167,495.31
David E. Siminoff	50,000		114,995.31	164,995.31

(1)	Amount shown in this column reflect the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards granted during the year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2014, see the column “Stock Options Outstanding” in the table below.

Our Outside Directors held the following number of stock options as of December 31, 2014.

Name	Stock Options
Andrew Jody Gessow	115,625
Dawn Lepore	158,822
David E. Siminoff	119,894

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the non-management members of our Board of Directors may do so by letters addressed to the attention of our General Counsel.

All communications are reviewed by the General Counsel and are routed to the appropriate member(s) of the Board of Directors consistent with our Policies and Procedures for Stockholder Communications to Independent Directors. A copy of our Policies and Procedures for Stockholder Communications to Independent Directors is posted under the “Governance” portion of the “Investor Relations” section on our website at http://investors.couponsinc.com/investor-relations/governance/default.aspx.

The address for these communications is:

Coupons.com Incorporated

Attn: General Counsel

400 Logue Avenue

Mountain View, CA 94043

REPORT OF THE AUDIT COMMITTEE

With respect to Coupons.com’s financial reporting process, the management of Coupons.com is responsible for (1) establishing and maintaining internal controls and (2) preparing Coupons.com’s consolidated financial statements. Coupons.com’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Coupons.com’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with Coupons.com’s management and with EY, including the results of the independent registered public accounting firm’s audit of Coupons.com’s financial statements. The Audit Committee has also discussed with EY all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by PCAOB Auditing Standard No. 16 “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from Coupons.com, as well as any relationships that may impact EY’s objectivity and independence.

Based on the Audit Committee’s review and discussions with Coupons.com’s management and independent registered public accountants discussed above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in Coupons.com’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

David E. Siminoff (Chair)

Andrew Jody Gessow

Dawn Lepore

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the executive and director compensation arrangements, including the employment, termination of employment and change in control arrangements, discussed below under “Executive Compensation,” the indemnification arrangements with our executive officers and directors discussed below under “Indemnification Agreements,” we were not party to any transactions since January 1, 2014 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Amended and Restated Investor Rights Agreement

In June 2011, we entered into an Eighth Amended and Restated Investor Rights Agreement with the holders of our preferred stock, including entities affiliated with T. Rowe Price Associates, Inc., which hold 5% or more of our capital stock and of which certain of our directors are affiliated. Such agreement provides, among other things, for certain rights relating to the registration of their shares of common stock, including those issued upon conversion of their preferred stock, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Board Observer Rights Letter

In June 2011, we entered into a board observer rights letter with T. Rowe Price Associates, Inc., affiliated entities of which hold 5% or more of our capital stock. The letter provides that T. Rowe Price Associates, Inc. had the right to designate a representative to attend all meetings of our Board of Directors in a non-voting observer capacity, subject to standard confidentiality and privilege exceptions. The rights granted by this letter terminated upon the completion of our initial public offering in March, 2014.

Review, approval or ratification of transactions with related parties

Our Board recognizes that transactions between our Company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Audit Committee. We have adopted a Policy and Procedures with Respect to Transactions with Related Persons to provide procedures for reviewing, approving and ratifying any transaction involving our Company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a direct or indirect material interest. This policy is intended to supplement, and not to supersede, our Company’s other policies that may be applicable to or involve transactions with related persons.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2015. Officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Coupons.com
Steven R. Boal	49	Chief Executive Officer, President and Director

Mir Aamir	42	Chief Financial Officer and Chief Operating Officer

Richard Hornstein	52	General Counsel and Vice President of Corporate Development

Michael Walsh	55	Chief Security Officer, Head of Research & Development and Director

Shachar Torem	44	Senior Vice President of Sales

For information on the business background of Mr. Boal, see “Proposal No. 1—Election of Directors” above.

Mir Aamir has served as our Chief Financial Officer and Chief Operating Officer since October 2013. From March 2011 to October 2013, Mr. Aamir served as President of Customer Loyalty and Digital Technologies at Safeway, Inc. From January 2008 to February 2011, Mr. Aamir served as Senior Vice President of Marketing Strategy and Financial Planning and Analysis and Pricing and Shopper Card at Safeway, Inc. From May 2005 to December 2007, Mr. Aamir served as Group Vice President, Financial Planning and Analysis for all of Safeway’s U.S. business units. Mr. Aamir holds a B.B.A. and an M.B.A. from the Institute of Business Administration, University of Karachi and an M.B.A. from the University of Chicago Booth School of Business.

Richard Hornstein has served as our General Counsel since March 2011. He also served as our Chief Financial Officer from December 2009 to October 2013. From July 2008 to December 2009, Mr. Hornstein served as Managing Director of Financial Intelligence, LLC, an accounting services firm. From January 2007 to May 2008, he was Chief Financial Officer at LogLogic, Inc., a provider of log and security management solutions. Mr. Hornstein holds a B.A. from Queens College, a J.D. from Duke University, and a Masters of Law in Taxation from New York University. Mr. Hornstein received his certification as a public accountant in New York (inactive).

Michael Walsh has served as our Chief Security Officer and Head of Research & Development since January 2009 and served as our Chief Technology Officer from October 2005 to January 2009. From November 1998 to September 2005, Mr. Walsh served as our Vice President of Engineering. From 1989 to 1994, Mr. Walsh served as Chief Architect at TriStar Market Data, Inc., the developers of MarketMax, a real-time stock-quote distribution system. Mr. Walsh holds a B.S. from California Institute of Technology and an M.S. from Northwestern University.

Shachar Torem has served as our Senior Vice President of Sales since January 2012. Previously, Mr. Torem served as our Vice President of Sales from January 2011 to December 2011 and as our Regional Vice President, Central Sales from August 2009 to December 2010. From January 2008 to August 2009, Mr. Torem served as Executive Director of Business Development at Catalina Marketing Corporation, a provider of in-store electronic marketing services. Mr. Torem holds a B.S. from Miami University and an M.B.A. from Western Michigan University.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by, or paid to our Chief Executive Officer and two other most highly compensated individuals who served as our executive officers during the year ended December 31, 2014. Throughout this proxy, these three officers are referred to as our named executive officers:

•	Steven R. Boal, our President and Chief Executive Officer;

•	Mir Aamir, our Chief Financial Officer and Chief Operating Officer; and

•	Richard Hornstein, our General Counsel and Vice President of Corporate Development.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

The Compensation Committee may form and delegate its authority to one or more subcommittees when appropriate. Additionally, the Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

SUMMARY COMPENSATION TABLE

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers during the year ended December 31, 2013 and the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Steven R. Boal President and CEO	2014	450,000	—	2,689,500	—	439,875	(2)	—	3,579,375
	2013	429,691	—	—	6,664,620	465,804	(2)	—	7,560,115

Mir Aamir CFO and COO(3)	2014	450,000	—	2,689,500	—	258,750	(2)	—	3,398,250
	2013	—	—	—	—	—		—	—

Richard Hornstein	2014	350,000	—	4,482,500	—	241,500	(2)	—	5,074,000
General Counsel and VP of Corporate Development(4)	2013	309,375	100,000	—	1,174,230	213,635	(2)	—	1,797,240

(1)	The amounts reported reflect the aggregate grant date fair value of option awards and RSUs granted during the year as computed in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are discussed in Note 9 to our notes to consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 19, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	The amounts represent payments earned under our executive bonus plan. Amounts earned were paid annually, with such payments being made within 60 days after the end of the year.

(3)	Mr. Aamir joined our Company in October 2013 and was not a named executive officer in 2013.
(4)	Mr. Hornstein ceased to serve as our Chief Financial Officer in October 2013 and continues to serve as our General Counsel and Vice President of Corporate Development.

Executive Employment Arrangements

Steven R. Boal

We have not entered into an employment agreement with Steven R. Boal, our founder, President and Chief Executive Officer, and his employment is at-will. We may enter into such an agreement with him in the future. Mr. Boal’s current base salary is $465,000 and his target annual bonus is 85% of his base salary. Mr. Boal is also eligible to participate in the employee benefit plans made available to most of our other employees.

Please see “Potential Payments upon Termination, Change of Control or Certain Other Events” for additional information.

Mir Aamir

Mir Aamir, our Chief Financial Officer and Chief Operating Officer, is employed with us pursuant to an offer letter dated February 18, 2014, which supersedes a prior offer letter dated October 11, 2013, which sets forth the terms and conditions of his employment with us. The offer letter has no specific term and constitutes at-will employment. Mr. Aamir’s current base salary is $465,000 and his annual target bonus is 50% of his base salary. Mr. Aamir is also eligible to participate in employee benefit plans that are generally available to most of our employees.

Please see “Potential Payments upon Termination, Change of Control or Certain Other Events” for additional information.

Richard Hornstein

Richard Hornstein, our General Counsel and Vice President of Corporate Development is employed pursuant to an offer letter dated February 4, 2014, which supersedes a prior offer letter dated December 11, 2009, as amended, which sets forth the terms and conditions of his employment with us. This employment agreement has no specific term and constitutes at-will employment. Mr. Hornstein’s current annual base salary is $360,000 and his annual target bonus is 60% of his base salary. Mr. Hornstein is also eligible to participate in employee benefit plans that are generally available to most of our other employees.

Please see “Potential Payments upon Termination, Change of Control or Certain Other Events” for additional information.

Potential Payments upon Termination, Change of Control or Certain Other Events

Mir Aamir

Under his offer letter, if Mr. Aamir’s employment is terminated without “cause” or for “good reason” (as such terms are defined in his offer letter), he will be eligible to receive certain severance benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control. For any termination without “cause” or for “good reason,” Mr. Aamir will be eligible to receive (a) acceleration of vesting of 25% of the total RSU grant, (b) acceleration of vesting of 25% of the total option grant, (c) payment of twelve months of salary, and (d) continuation of the same level of health care and benefits as in effect for Mr. Aamir and his dependents for one year following termination, including reimbursement of COBRA premiums for up to twelve months from the termination date or until Mr. Aamir obtains substantially similar coverage under another employer’s group insurance plan. If Mr. Aamir’s employment is terminated without “cause” or for “good reason” within twelve months following or three months prior to a change in control, Mr. Aamir will be eligible to receive the cash and medical benefits described above, and, full vesting of the RSU and option grants. Receipt of these severance benefits is contingent upon Mr. Aamir executing and not revoking a general release of claims in favor of us and our affiliates.

Richard Hornstein

Under his offer letter, if Mr. Hornstein’s employment with us is terminated without “cause” or for “good reason” (as such terms are defined in his offer letter), he will be eligible to receive certain severance benefits, the conditions of which vary depending on whether such termination occurs before or after a change in control. If termination occurs prior to a change in control, Mr. Hornstein will be eligible to receive (a) a lump sum payment equal to twelve months of his then-current base salary, (b) a lump sum payment equal to his annual bonus, pro-rated for his period of service during the fiscal year of his termination, and (c) reimbursement of COBRA payments made for twelve months after separation of service. If Mr. Hornstein’s termination occurs within twelve months following a change in control, Mr. Hornstein will be eligible to receive the amounts described in the preceding sentence, and in addition, full vesting of the options subject to acceleration as described in the terms of his offer letter. In each case, receipt of these severance benefits is contingent upon Mr. Hornstein executing a settlement agreement and general release of claims in favor of us and our affiliates.

2013 Equity Incentive Plan

In the event of a change in control as described in the 2013 Equity Incentive Plan (the “2013 Plan”), the acquiring or successor entity may assume or continue all or any awards outstanding under the 2013 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board of Directors who are not employees will automatically be accelerated in full. The 2013 Plan will also authorize the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

2006 Stock Plan

Our 2006 Stock Plan (the “2006 Plan”) provides that the administrator may adjust the number and class of shares that may be delivered under the plan and each outstanding award and the price of shares under the award in order to preserve the plan’s intended benefits upon certain events, including, without limitation, changes in our capitalization through stock splits, recapitalizations, mergers or consolidations. The 2006 Plan further provides that if, in the event of a merger or change in control, any award is not assumed or replaced with an equivalent substitute award by the successor corporation, then such award will fully vest and be subject to settlement or will become fully exercisable, if applicable, for a specified period prior to the corporate transaction. The award will then terminate upon the expiration of the specified time period.

2000 Stock Plan

Our 2000 Stock Plan (the “2000 Plan”) provides that the administrator shall make appropriate adjustments to the number of shares covered by each outstanding option and its exercise price upon certain events, including, without limitation, changes in our capitalization through stock splits, recapitalizations or consolidations. The 2000 Plan further provides that if, in the event of a merger or change in control, any option does not remain outstanding or is not assumed or replaced with an equivalent substitute option by the successor corporation, then such option will become fully exercisable.

Equity Grants to Named Executive Officers

In May 2014, Messrs. Boal and Aamir were granted RSUs to acquire 150,000 shares of our common stock and Mr. Hornstein was granted RSUs to acquire 250,000 shares of our common stock. The RSUs vested as to 25% on February 20, 2015, and will vest as to 25% on each of February 22, 2016, February 21, 2017 and

February 20, 2018, provided that each executive remains an employee through the applicable anniversary date. The shares of common stock underlying the RSUs are subject to accelerated vesting of 100% upon a qualifying termination of such executive’s employment with us within twelve months following a change in control.

Executive Bonus Plan

Each of Steven R. Boal, our President and Chief Executive Officer, Mir Aamir, our Chief Financial Officer and Chief Operating Officer and Richard Hornstein, our General Counsel and Vice President of Corporate Development, participated in our executive bonus plan for 2014 which provided for cash payments as a percentage of such executive’s base salary based upon achievement of specified performance objectives. The target annual bonus for each named executive officer was earned by achieving 100% of each performance objective (as described below), as determined based on Board-approved financial statements of the Company or an assessment of performance by the Board of Directors, as applicable.

Mr. Boal’s and Mr. Aamir’s performance objectives included achievement of annual corporate EBITDA and revenue targets. The EBITDA and revenue targets for Mr. Boal and Mr. Aamir were the Company’s annual targets under our fiscal plan in place and approved by our Board. Mr. Hornstein’s performance objectives included achievement of annual corporate EBITDA targets and other management objectives. The EBITDA targets were the Company’s annual target under our fiscal plan in place and approved by our Board and the management objectives were determined by our Chief Executive Officer. Following the end of year, our Board reviewed the achievement of each participant’s objectives and approved the cash incentive payment amounts described in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Outstanding Equity Awards as of December 31, 2014

The following table sets forth information regarding equity awards held by our named executive officers at December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Steven R. Boal	240,000	(12)	—	0.2688	1/19/2017	—		—
	146,666	(3)(14)	13,334	3.675	4/17/2021	—		—
	141,666	(3)(15)	58,334	5.325	2/6/2022	—		—
	110,000	(3)(16)	130,000	3.70	2/6/2023	—		—
	162,500	(3)(17)	437,500	8.65	11/13/2023	—		—
	162,500	(3)(17)	437,500	16.25	11/13/2023	—		—
	216,666	(3)(17)	583,334	25.00	11/13/2023	—		—
	—		—	—	—	150,000	(11)(19)	2,662,500

Richard Hornstein	511,533	(3)(4)(13)	—	3.675	3/11/2020	—		—
	50,483	(3)(5)(14)	4,589	3.675	4/17/2021	—		—
	70,832	(3)(6)(15)	29,167	5.325	2/6/2022	—		—
	73,332	(3)(7)(16)	86,667	3.70	2/6/2023	—		—
	54,166	(3)(8)(17)	145,833	8.65	11/13/2023	—		—
	—		—	—	—	250,000	(11)(19)	4,437,500

Mir Aamir	90,992	(3)(9)(18)	287,980	8.65	11/13/2023	—		—
	—		—	—	—	287,980	(10)(11)(18)	5,111,645
	—		—	—	—	150,000	(11)(19)	2,662,500

(1)	The amounts in this column represent the per-share fair value of a share of our common stock on the date of grant, as determined by our Board of Directors.

(2)	The market values of the RSUs in this column that have not vested are calculated by multiplying the number of units shown in the table by the closing share price of our common stock on December 31, 2014, which was $17.75.
(3)	Option is subject to accelerated vesting upon a qualifying termination of the executive’s employment with us within twelve months following a change in control.
(4)	Consists of (i) an incentive stock option to purchase 44,841 shares and (ii) a nonstatutory stock option to purchase 466,692 shares, both of which have identical expiration dates and exercise prices.
(5)	Consists of (i) an incentive stock option to purchase 18,357 shares and (ii) a nonstatutory stock option to purchase 36,715 shares, both of which have identical expiration dates and exercise prices.
(6)	Consists of (i) an incentive stock option to purchase 29,271 shares and (ii) a nonstatutory stock option to purchase 70,728 shares, both of which have identical expiration dates and exercise prices.
(7)	Consists of (i) an incentive stock option to purchase 27,697 shares and (ii) a nonstatutory stock option to purchase 132,302 shares, both of which have identical expiration dates and exercise prices.
(8)	Consists of (i) an incentive stock option to purchase 8,708 shares and (ii) a nonstatutory stock option to purchase 191,291 shares, both of which have identical expiration dates and exercise prices.
(9)	Consists of (i) an incentive stock option to purchase 43,741 shares and (ii) a nonstatutory stock option to purchase 335,231 shares, both of which have identical expiration dates and exercise prices.
(10)	The shares of our common stock underlying the RSU will vest upon the satisfaction of both a service condition and a liquidity-event condition. The liquidity-event condition was satisfied six months after the effective date of the initial public offering of our common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended. The service condition is satisfied over a four-year period as set forth in footnote 18, below.
(11)	The shares of common stock underlying the RSUs are subject to accelerated vesting upon a qualifying termination of the executive’s employment with us within twelve months following a change in control.

Vesting Schedule for Outstanding Stock Options and Restricted Stock Units:

Note	Grant Date	Incremental Vesting Dates
(12)	1/19/2007	25% on 11/1/2007; annually for next 3 years.
(13)	3/12/2010	25% on 12/14/2010; annually for next 3 years.
(14)	4/18/2011	25% on 4/18/2012; annually for next 3 years.
(15)	2/7/2012	25% on 2/7/2013; annually for next 3 years.
(16)	2/6/2013	25% on 2/7/2014; annually for next 3 years.
(17)	11/14/2013	25% on 11/14/2014; annually for next 3 years.
(18)	11/14/2013	25% on 10/24/2014; annually for next 3 years.
(19)	5/1/2014	25% on 2/20/15; 25% on 2/22/2016; 25% on 2/21/2017; and 25% on 2/20/2018.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan following the date they meet the plan’s eligibility requirements, and participants are able to defer a percentage of their eligible compensation subject to applicable annual Code and plan limits. Participants are 100% vested in their deferrals. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. We currently make a discretionary matching contribution equal to 50% of salary deferrals, not to exceed the lesser of 3% of compensation or $6,000. Participants are vested 25% per year in matching and profit sharing contributions allocated to their account. Both employee pre-tax contributions and company contributions are allocated to individual participant accounts, and then are invested in investment alternatives selected by each participant. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, all contributions are deductible by us when made, and those contributions and any earnings thereon are not taxable to the employees until distributed from the 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2014 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	16,304,178	$7.00	(2)	2,852,835	(3)
Equity compensation plans not approved by security holders	n/a	n/a		n/a
Total	16,304,178			2,852,835

(1)	Excludes purchase rights accruing under our 2013 Employee Stock Purchase Plan.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.
(3)	Includes 1,027,723 shares of common stock that remain available for purchase under the 2013 Employee Stock Purchase Plan and 1,825,112 shares of common stock that remain available for purchase under our 2013 Equity Incentive Plan. Additionally, our 2013 Equity Incentive Plan provides for automatic increases in the number of shares available for issuance under it on the first day of each year starting on January 1, 2015 and each subsequent anniversary through 2023, by an amount equal to the smaller of (a) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board. Our 2013 Employee Stock Purchase Plan provides for automatic increases in the number of shares available for issuance under it on the first day of each year starting on January 1, 2015 and each subsequent anniversary through 2023, equal to the smallest of (a) 400,000, (b) 0.5% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board. The amounts in this table do not include the evergreen increase that was effected on January 1, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2015, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each director and nominee for director, (c) by the named executive officers (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 82,693,586 shares of common stock outstanding at March 31, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Coupons.com Incorporated, 400 Logue Avenue, Mountain View, CA 94043.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Named Executive Officers, Directors and Director Nominee(s):
Steven R. Boal (1)	7,740,054	9.19%
Michael Walsh (2)	3,248,133	*
David E. Siminoff (3)	264,035	*
Andrew Jody Gessow (4)	167,972	*
Steve Horowitz (5)	400,000	*
Dawn Lepore (6)	233,544	*
Richard Hornstein (7)	939,935	*
Mir Amir (8)	505,330	*
All executive officers, directors and director nominee(s) as a group (9 persons) (9)	14,084,552	16.17%
5% Stockholders:
John H. Burbank III (10)	12,079,222	14.61%
T. Rowe Price Associates, Inc. (11)	9,746,268	11.79%
Wellington Management Group LLP (12)	5,449,650	6.59%
Capital World Investors (13)	4,631,613	5.60%
Jackson Square Partners, LLC (14)	4,219,728	5.10%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Consists of (i) 1,367,569 shares held of record by Mr. Boal, (ii) 3,954,976 shares held by the SMSEJ Family Trust U/A dated July 18, 2005 of which Mr. Boal is a co-trustee, (iii) 454,733 shares held by the Steven R. Boal Annuity Trust dated December 6, 2013, of which Mr. Boal is trustee, (iv) 454,733 shares held by the Michelle L. Boal Annuity Trust dated December 6, 2013 of which Mr. Boal is trustee, (v) 3,237 shares held by the EBB 2011 Trust dated September 23, 2011, of which Stuart Shiff is trustee, (vi) 3,237 shares held by the JMB 2011 Trust dated September 23, 2011, of which Stuart Shiff is trustee, (vii) 3,237 shares held by the SEB 2011 Trust dated September 23, 2011, of which Stuart Shiff is trustee, and (viii) 1,498,332 shares subject to options exercisable within 60 days of March 31, 2015.
(2)	Consists of (i) 2,010,469 shares held of record by Mr. Walsh and (ii) 1,237,664 shares subject to options exercisable within 60 days of March 31, 2015.
(3)	Consists of (i) 154,984 shares held of record by the D&E Living Trust, u/t/a 10/25/96 for which Mr. Siminoff serves as trustee, (ii) 15,136 shares held by Mr. Siminoff’s minor children and (iii) 93,915 shares subject to options exercisable within 60 days of March 31, 2015.
(4)	Consists of (i) 111,007 shares held of record by the Gessow Family Trust for which Mr. Gessow serves as trustee and (ii) 56,965 shares subject to options exercisable within 60 days of March 31, 2015.
(5)	Mr. Horowitz will join the Board immediately prior to the 2015 Annual Meeting. Consists of 400,000 shares of record held by the Horowitz Family Trust for which Mr. Horowitz serves as trustee.
(6)	Consists of (i) 133,197 shares held of record by Ms. Lepore and (ii) 100,346 shares subject to options exercisable within 60 days of March 31, 2015.
(7)	Consists of (i) 5,416 shares held of record by Mr. Hornstein, (ii) 91,967 shares held by the Hornstein Family Trust u/a/d 12/24/13 of which Mr. Hornstein is co-trustee, (iii) 8,511 shares held by the Brandon Noah Hornstein Trust dated December 24, 2013 of which Wojcicech Sobieszcaznski is trustee, (iv) 8,511 shares held by the Dylan Cole Hornstein Trust dated December 24, 2013 of which Wojcicech Sobieszcaznski is trustee, (v) 8,511 shares held by the Lucas Jaden Hornstein Trust dated December 24, 2013 of which Wojcicech Sobieszcaznski is trustee, and (vi) 817,019 shares subject to options exercisable within 60 days of March 31, 2015.
(8)	Consists of 360,342 shares held of record by Mr. Aamir and 144,988 shares subject to options exercisable within 60 days of March 31, 2015.
(9)	Consists of (i) 9,299,989 shares beneficially owned by our current directors, director nominee(s) and executive officers and (ii) 4,384,563 shares subject to options exercisable by such individuals within 60 days of March 31, 2015.
(10)	Based on information set forth in a Schedule 13G filed with the SEC on February 17, 2015 by John H. Burbank III and related entities. The address of John H. Burbank III is c/o Passport Capital, LLC, One Market Street, Steuart Tower, Suite 2200, San Francisco, CA 94105.

(11)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2015 by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(12)	Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group LLP. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(13)	Based on information set forth in a Schedule 13G filed with the SEC on February 13, 2015 by Capital World Investors. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.
(14)	Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2015 by Jackson Square Partners, LLC. The address of Jackson Square Partners, LLC is 101 California Street, Suite 3750, San Francisco, CA 94111.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

INDEMNIFICATION AGREEMENTS

In addition to the indemnification required in our Restated Certificate and Bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements generally provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law. We believe that these charter and bylaw provisions and indemnity agreements are necessary to attract and retain qualified persons as directors and executive officers. Furthermore, as is typical, we have obtained director and officer liability insurance to cover both us and our directors and officers for liabilities that may be incurred in connection with their services to us.

ADDITIONAL INFORMATION

2014 Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 and our 2015 proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Coupons.com Incorporated, 400 Logue Avenue, Mountain View, CA 94043. The Annual Report on Form 10-K and proxy statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “SEC Filings” portion of the “Investor Relations” section on our website at http://investors.couponsinc.com/investor-relations/sec-filings/default.aspx.

OTHER MATTERS

We know of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters that are not now known or determined come before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

ANNUAL MEETING OF STOCKHOLDERS OF COUPONS.COM INCORPORATED June 11, 2015 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, proxy card and Annual Report for the year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/18720 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000000000 0 061115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of two Class I directors to hold office until the 2018 Annual Meeting of Stockholders and their successors are elected and qualified, subject to earlier resignation or removal: NOMINEES: Steve Horowitz David E. Siminoff FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To ratify the appointment of Ernst & Young LLP as Coupons.com Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2015. FOR AGAINST ABSTAIN 3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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COUPONS.COM INCORPORATED

Proxy for Annual Meeting of Stockholders on June 11, 2015 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Steven R. Boal and Richard Hornstein as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Coupons.com Incorporated held of record by the undersigned at the close of business on April 24, 2015 at the Annual Meeting of Stockholders to be held June 11, 2015 at 10:00 a.m. Pacific Time at 400 Logue Avenue, Mountain View, CA 94043, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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